UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by Registrant [  ]

Filed by Party other than Registrant [ ]

  Check the appropriate box:

[X]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[ ]	Definitive Proxy Statement

[ ]	Soliciting Materials Pursuant to §240.14a-12	[ ]	Definitive Additional Materials

PSI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(I) and 0-11.

(I) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$ __ per share as determined under Rule 0-11 under the Exchange Act.

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-II(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PSI Corporation

7222 Commerce Center Drive, Suite 210

Colorado Springs, Colorado  80919

NOTICE OF SOLICITATION FOR ACTION TO BE TAKEN BY WRITTEN CONSENT IN LIEU

OF A MEETING OF STOCKHOLDERS

To The Stockholders of PSI Corporation:

The vote of the holders of record of Common Stock, $0.001 par value of PSI Corporation, a Nevada corporation (“we,” “us,” “our,” or the “Company”), at the close of business on                    , 2011, is requested by its Board of Directors to consider and approve the following corporate actions:  (i) elect three (3) Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified (“Proposal 1”); (ii) amend its Articles of Incorporation to increase the number of authorized shares of common stock from 300 million to 800 million shares (“Proposal 2”); (iii) amend its Articles of Incorporation to change the name PSI Corporation to Coupon Express, Inc. (“Proposal 3”); (iv) ratify the appointment of Patrick Rodgers, CPA, P.A., as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2011 (“Proposal 4”); and (v) ratify, confirm and approve the actions taken by Eric L. Kash in his capacity as a Director, Chief Financial Officer and Chief Executive Officer (“Proposal 5”).

The Company's Board of Directors has fixed the close of business on                 , 2011 as the record date for a determination of stockholders entitled to notice of, and to vote, on the Proposals. We are providing you with these Consent Solicitation materials by sending you this full set of materials, including a consent form.

Our Board of Directors unanimously recommends that you consent to the Proposals.

Important Notice Regarding the Availability of Consent Solicitation Materials.

This Consent Solicitation Statement and accompanying consent form are available at: www.psicoupons.com

Please vote, date and sign the enclosed consent form and return it by mail or facsimile as further described on the consent form. Your consent is very important.

By the Order of the Board of Directors

 /s/ Eric L. Kash

 Eric L. Kash

 Chief Executive Officer and Director

Dated:

August      , 2011

PSI Corporation

7222 Commerce Center Drive, Suite 210

Colorado Springs, Colorado  80919

CONSENT SOLICITATION STATEMENT

GENERAL INFORMATION

When is the meeting?

We are not holding a meeting of stockholders but instead are soliciting consents to take action without a meeting.

Why am I receiving these materials?

These Consent Solicitation materials are being sent to certain holders of shares of the voting stock of PSI Corporation, a Nevada corporation, in connection with the solicitation of consents by our Board of Directors. We are filing this proxy statement because the SEC requires a Schedule 14A to be filed if more than 10 stockholders are solicited. We do not intend to solicit consents from any stockholder other than stockholders of record and expect to contact less than 75 stockholders. The Consent Solicitation materials are first being mailed on or about                , 2011.

Who is Entitled to Consent?

The Company’s Board has fixed the close of business on                     , 2011 as the record date for a determination of stockholders entitled to consent. On the record date, there were          shares of common stock outstanding. Each share of PSI Corporation common stock represents one vote that may be voted.

How Do I Vote?

The Proposals will be approved by our stockholders if we receive the written consent of stockholders representing a majority of our voting power. A consent form that has been signed, dated and delivered to us will constitute consent for each of the Proposals. The consent form may be delivered to us via facsimile to (        )          -           or mailed to the address above. Please return the consent as soon as possible and in no event later than                , 2011, (the “Expiration Date”).  Under certain circumstances, we may extend the Expiration Date in accordance with Nevada law. If the Expiration Date is extended, we will issue a press release on or before 9:00 a.m. New York time on the business day following the Expiration Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your consent form: individuals who help with processing and counting the consents and persons who need access for legal reasons. If you write comments on your consent form, your comments will be provided to Upstream, but how you vote will remain confidential.

What is the Required Consent?

The Proposal requires the vote of a majority of the Company’s outstanding common stockholders entitled to vote on the Proposals. Consequently, the failure to deliver a consent before the Expiration Date will have the same effect as withholding consent.

What Are the Consent Procedures?

You may consent in favor of each of the Proposals or you may abstain from consenting on the Proposals.

Is My Consent Revocable?

You may revoke your consent and reclaim your right to consent by giving written notice of such revocation to the Corporate Secretary of PSI Corporation at the address stated above at any time before the earliest to occur of (1) the date on which a majority of the outstanding voting shares have consented to the Proposals, or (2) the Expiration Date.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these consent materials and all costs of soliciting consents will be paid by PSI Corporation. In addition to the solicitation by mail, consents may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their consent materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate materials.  If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these materials, or if you hold PSI Corporation stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Worldwide Stock Transfer LLC (in writing: 433 Hackensack Avenue, Level L, Hackensack, New Jersey 07601 or by facsimile at (201) 820-2010, Attention: Yonah Kopstick).

If you participate in householding and wish to receive a separate copy of these materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Worldwide Stock Transfer, LLC as indicated above.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to PSI Corporation stockholders in connection with the Proposals.

The Board Unanimously Recommends that Stockholders Consent to the Proposals.

THE PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

Three (3) Directors have been nominated for election to the Board of Directors to serve until the next Annual Meeting or until a successor has been elected and qualified.  Information about each of the nominees for election as Directors is set forth below.

Name	Age	Position	Director Since
Eric L. Kash	53	Director and Chief Executive and Financial Officer	2008
Herbert B. Soroca	67	Director (Nominee) and Secretary	2010
James Tammaro	56	Director (Nominee)	----

Eric L. Kash

Eric L. Kash has been our Chief Executive Officer since June 30, 2010, and Chief Financial Officer since November 10, 2008.  He has also served as a Director since 2008.  Prior to his joining the Company as a Director, he worked as an investment banker with Basic Investors.

Herbert B. Soroca

Herbert B. Soroca, a Director since July 2010, has served as our Secretary since 2011.  He is the current chairman and CEO of North Cove Capital and former Managing Director and Head of Corporate Finance for Palicapital Inc.

James Tammaro

James Tammaro, a Nominee for Director is a founding partner of Tandem Global Partners.  He was also the Managing Director of Financial Institutions and Hedge Funds at HSBC from 2004 to 2006.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

ERIC L. KASH, HERBERT B. SOROCA AND JAMES TAMMARO AS DIRECTORS.

PROPOSAL 2

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Articles of Incorporation currently provide for Three Hundred Million (300,000,000) shares of Common Stock and Five Million (5) shares of Preferred Stock, each having a par value of $.001 per share.  The Board of Directors believes that an additional Five Hundred Million (500,000,000) shares of Common Stock would more appropriately reflect that present and future needs of PSI.  The purpose for this increase in the number of shares of Common Stock to Eight Hundred Million (800,000,000) is to afford us flexibility in making acquisitions through the use of stock, structuring joint ventures and strategic alliances, raising equity capital, reserving additional shares for issuance under employee incentive plans, and facilitating other general corporate purposes, including stock dividends, stock splits and similar uses.   It could also have the effect of making it more difficult for a third party to acquire control of the Company.  Under our Articles of Incorporation our Stockholders do not have preemptive rights with respect to our common stock.  Thus, should our board elect to issue additional shares, existing Stockholders would not have any preferential rights to purchase any shares.

If the Amendment is approved by our Stockholders, we will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of the State of Nevada.  A copy of the proposed amendment is attached hereto as Exhibit A to this Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

INCREASING THE AUTHORIZED SHARES.

PROPOSAL 3

CHANGE OF NAME FROM PSI CORPORATION TO COUPON EXPRESS, INC.

The Board of Directors believes that changing the name of the Company from PSI Corporation to Coupon Express, Inc. will substantially improve PSI’s business as a whole.  A corporate name change to Coupon Express, Inc. will be more descriptive of PSI’s coupon dispensing machines – its principal business focus.  These machines can be individually programmed for targeted messaging and couponing based upon customer behavioral analysis.  They also offer higher coupon redemption, faster coupon reimbursement, better inventory management and reduction in coupon fraud.

The voting and other rights that accompany our Common Stock will not be affected by the change in our corporate name.  Stockholders will not be required to have new stock certificates reflecting the name change.  New stock certificates will be issued in due course as old certificates are tendered to our transfer agent.  The proposed name change will not have any material affect on our business, operations, reporting requirements or stock price.

If the Amendment is approved by our Stockholders, we will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of the State of Nevada.  A copy of the proposed amendment is attached hereto as Exhibit A to this Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION CHANGING

THE NAME OF THE COMPANY TO COUPON EXPRESS, INC.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Patrick Rodgers, CPA, P.A. (“Mr. Rodgers”) to serve as its independent registered public accounting firm for the fiscal year ending October 31, 2011.  The aggregate fees billed for professional services rendered by Mr. Rodgers for the fiscal years ended October 31, 2010 and October 31, 2009, for the annual audit of the Company’s financial statements for such years amounted to $15,000 and $9,000 respectively.  The aggregate fees billed for audit-related services not reported as Audit Fees rendered by Mr. Rodgers for the years ended October 31, 2010 and October 31, 2009, amounted to $1,135.04 and $0.00 respectively.  The aggregate fees billed for tax services rendered by Mr. Rodgers for the years ended October 31, 2010 and October 31, 2009, amounted to $0.00 and $0.00 respectively.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit, review or attest services for the Company.  Each such firm shall report directly to the Company’s Audit Committee.  The Audit Committee is also responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

Mr. Rodgers has no direct financial interest or indirect financial interest in PSI.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

RATIFYING THE APPOINTMENT OF PATRICK RODGERS, CPA, P.A. TO SERVE AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2011.

PROPOSAL 5

RATIFICATION OF ACTIONS TAKEN BY ERIC L. KASH

Eric L. Kash (“Mr. Kash”) is the Chief Executive Officer and the Chief Financial Officer of PSI Corporation and has served as a Director since 2008.  The Board of Directors has determined that since July 7, 2007, Mr. Kash has not been involved in any matter that is adverse to the best interests of PSI, nor is he currently involved in any such matters.  Further, Mr. Kash has advised the Board of Directors that he knows of no matter in which he was or is involved that is in any way adverse to the best interests of PSI.  The sole purpose for stockholder ratification of Mr. Kash’s actions was to lower the premium costs of the Company’s directors and officers insurance by demonstrating that the Company is unaware of any potential stockholder claims that exist upon the applicable policy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS RATIFY, CONFIRM AND APPROVE THE ACTIONS TAKEN BY ERICL L. KASH SINCE JLLY 7, 2007.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION,

BY-LAWS AND NEVADA LAW

Anti-Takeover Effects

The Amendment authorizing the increase in the number of shares of our Common Stock will provide us with additional shares of Common Stock which could dilute the ownership of the holders of our Common Stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.  The increase in the authorized number of shares of our Common Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our Common Stock or gain control of the Company.  The purpose of the increase in the number of authorized shares of our Common Stock is to provide us with additional shares of Common Stock for equity sales and acquisitions and not to provide any anti-takeover defense or mechanism on behalf of the Company.  However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Common Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the increase in the number of authorized shares of our Common Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional authorized shares of Common Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the additional unissued authorized shares of our Common Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the increase in authorized shares of our Common Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages.  To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Nevada Anti-Takeover Laws

Nevada Revised Statutes (“NRS”) Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

Currently, we do not have 200 stockholders of record of whom at least 100 have addresses in the State of Nevada.  Furthermore, we do not conduct business in the State of Nevada and we do not intend to conduct business in the State of Nevada in the near future.  Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION

TO MATTERS TO BE ACTED UPON

Excluding the election of three Directors pursuant to Proposal 1 and Eric L. Kash, whose actions were ratified, confirmed and approved pursuant to Proposal 5, none of our officers, directors, or any of their respective affiliates has any substantial interest in the proposals to be acted upon.

NO DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, any dissenting stockholders are not entitled to appraisal rights with respect to any of the actions described in this proxy statement, and we will not independently provide our stockholders with any such right.

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain certain “forward-looking” statements as such term is defined by the Securities and Exchange Commission (the “Commission”) in its rules, regulations, and releases, which represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation. and any other factors discussed in our filings with the Commission.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares of Common Stock by (i) each of our named executive officers listed in the summary compensation table; (ii) our current officers and directors; and (iii) our current officers and directors as a group.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security.  A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date.  Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.  The table below is based on 158,165,094 shares of our Common Stock issued and outstanding.

		Amount of Beneficial Ownership
Name and Address of Beneficial Owner[1]	Nature of Beneficial Ownership	Shares Owned	Shares – Rights to Acquire	Total Number	Percent of Shares Beneficially Owned
Lazarus Investment Partners LLLP c/o Lazarus Management Company LLC 2401 E. 2nd Ave., Suite 600, Denver, CO 80206	Principal Stockholder	28, 952,779	0	28,952,779	19.5%
Eric L. Kash	Chief Executive Officer, Chief Financial Officer and Director	1,700,000[2]	10,000,000	11,700,000	7.8%
Herbert B. Soroca	Director and Chairman of Audit Committee	833,000	0	833,000	*
All directors and executive officers as a group (2 persons)		2,533,000	10,000,000	12,533,000	8.44%

* Percentage of shares beneficially owned does not exceed one percent of issued and outstanding shares of stock.

1 Unless otherwise stated, the address of each beneficial owner listed on the table is c/o PSI Corporation, 303 5th Avenue, Room 206, New York, New York 10016.

2 Includes 700,000 shares of common stock owned directly by Mr. Kash, and options to purchase an additional 1,000,000 shares of Common Stock.

INCORPORATION OF FINANCIAL INFORMATION

Our Annual Report on Form 10-K for the year ended October 31, 2010 (the “Annual Report”) and the Quarterly Report on Form 10-Q for the period ended April 30, 2011 (the “Quarterly Report”), both as filed with the Commission, are incorporated in their entirety by reference into this Information Statement.  This Information Statement is accompanied by a copy of the Annual Report.  We will provide, without charge, to each stockholder as of the record date, upon the written or oral request of the stockholder and by first class mail or other equally prompt means within one business day of our receipt of such request, additional copies of the Annual Report and Quarterly Report that we have incorporated by reference into this information Statement, as well as all amendments thereto, including the financial statements and schedules, as filed with the Commission.  Stockholders should direct the written request to PSI Corporation, 7222 Commerce Center Drive, Suite 240, Colorado Springs, Colorado 80919.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. If a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (914) 371-2441 or by mail to our address at 7222 Commerce Center Drive, Suite 210, Colorado Springs, Colorado 80919.

Where You Can Find More Information

You can read and copy any materials that Upstream files with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Non-Consenting Stockholders

If either of the amendments to our Certificate of Incorporation is approved, prior to the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Nevada, PSI Corporation will promptly give written notice to all stockholders who did not provide their written consent.

EXHIBIT A

Certificate of Amendment to Articles of Incorporation

of

PSI Corporation

IT IS HEREBY CERTIFIED THAT:

FIRST:	The name of the corporation is PSI Corporation (hereinafter called the “Corporation”).

SECOND:	The First Article shall be amended to read as follows:
“First. The name of the corporation is Coupon Express, Inc.”

The Fourth Article shall be amended to read as follows:

“Fourth.        The aggregate number of shares that the corporation shall have the authority to issue shall be Eight Hundred Million (800,000,000) shares of common stock,

                     par value $0.001 per share, and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share.”

THIRD:	The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

FOURTH:	The Corporation is a corporation that has issued stock.

FIFTH:

The foregoing amendment of the Certificate of Incorporation has been duly approved by the written consent of stockholders representing a majority of the voting power, in accordance with the provisions of Sections

78.385 and 78.390 of the Nevada Revised Statutes.

SIXTH:	The effective date of filing is ___, 2011.

In Witness Whereof, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be

signed by its duly authorized officer this ___ day of            , 2011.

/s/ Eric L. Kash
Eric L. Kash
Chief Executive Officer and Director

PSI Corporation

7222 Commerce Center Dr., Suite 210

Colorado Springs, Colorado 80919

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSI CORPORATION

The undersigned stockholder of PSI Corporation (the "Company") as of                  , 2011, hereby consents, pursuant to Section 78.326 of the Nevada Revised Statutes, with respect to the shares of voting stock referred to below, of the Company held by the undersigned, to the taking of the actions set forth below without a meeting of the stockholders of the Company.

Proposal 1:  To elect three (3) Directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.

[  ]  CONSENT

[  ]   WITHHOLD CONSENT

Proposal 2:  To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 300 million to 800 million shares

[  ]  CONSENT

[  ]   WITHHOLD CONSENT

Proposal 3:  To approve an amendment to the Company’s Certificate of Incorporation to change the name PSI Corporation to Coupon Express, Inc.

[  ]  CONSENT

[  ]   WITHHOLD CONSENT

Proposal 4:  To ratify the appointment of Patrick Rodgers, CPA, P.A., as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2011.

[  ]  CONSENT

[  ]   WITHHOLD CONSENT

Proposal 5:  To ratify, confirm and approve the actions taken by Eric L. Kash in his capacity as a Director, Chief Financial Officer and Chief Executive Officer since July 7, 2007.

[  ]  CONSENT

[  ]   WITHHOLD CONSENT

The provisions of the Consent Solicitation Statement of the Company, which more fully set forth the terms of the Proposals, are incorporated herein by reference.

HOW TO VOTE YOUR SHARES

Vote Your Consent by Facsimile

Vote Your Consent by Mail

Complete, sign, and date your Consent Form and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THIS CONSENT FORM IF YOU HAVE SENT IT VIA FAX

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE LABEL AFFIXED HERETO. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date: ___________________, 2011

________________________________

________________________________

Printed Name of Stockholder

Shares of Common Stock of Record

________________________________

Signature of Stockholder

________________________________

Signature of Stockholder, if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR CONSENT FORM PROMPTLY